EXHIBIT 4.1

THIRD AMENDMENT TO LOAN AGREEMENT

            THIS THIRD AMENDMENT TO LOAN AGREEMENT (this "Amendment") is made and entered into as of the 10th day of February, 2006, by and among (a) LABARGE, INC., a Delaware corporation (the “Company”) and LABARGE ELECTRONICS, INC., a Missouri corporation (“LaBarge Electronics”) (individually, a “Borrower” and collectively, the “Borrowers”), (b) U.S. BANK NATIONAL ASSOCIATION and NATIONAL CITY BANK OF PENNSYLVANIA (individually, a “Lender” and collectively, the "Lenders") and (c) U.S. BANK NATIONAL ASSOCIATION, as agent for the Lenders (in such capacity, the “Agent”).

WITNESSETH:

            WHEREAS, the Borrowers, the Lenders and the Agent are parties to that certain Loan Agreement dated as of February 17, 2004, as amended by that certain First Amendment to Loan Agreement dated as of April 16, 2004, and that certain Second Amendment to Loan Agreement dated as of August 18, 2005 (as so amended, the "Loan Agreement"; all capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Loan Agreement as amended by this Amendment); and

            WHEREAS, the Borrowers, the Lenders and the Agent desire to amend the Loan Agreement in the manner hereinafter set forth;

            NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders and the Agent hereby agree as follows:

            1.         The first “WHEREAS” clause on page 1 of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

            “WHEREAS, (a) the Company has applied for a revolving credit facility from the Lenders consisting of revolving credit loans and letters of credit in an aggregate principal amount of up to $30,000,000.00 and (b) LaBarge Electronics has applied to the Lenders for a term loan from the Lenders in the aggregate original principal amount of $25,000,000.00; and”

            2.         The definition of “Borrowing Base” set forth in Section 1.01 of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

            “Borrowing Base shall mean, as of the date of any determination thereof, the sum of (a) Eighty-Five Percent (85%) of the face amount of the Eligible Accounts of each of the Company, LaBarge Electronics and LaBarge/STC as of such date (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith and/or adjustments for reserves and allowances deemed appropriate by the Agent in its good faith discretion) plus (b) Thirty-Five Percent (35%) of the Eligible Inventory of each of the Company, LaBarge Electronics and LaBarge/STC as of such date, valued at the lower of cost or market in accordance with GAAP; provided, however, that in no event may the portion of the Borrowing Base comprised of Eligible Inventory exceed Fifty Percent (50%) of the total Borrowing Base (for example, if (before giving effect to this proviso) the portion of the Borrowing Base comprised of Eligible Accounts was $10,000,000.00 and the portion of the Borrowing Base comprised of Eligible Inventory was $15,000,000.0, the total Borrowing Base (after giving effect to this proviso) would be $22,500,000.00 ($10,000,000.00 + $12,500,000.00). Notwithstanding any provision contained in this definition of “Borrowing Base” to the contrary, the Lenders may at any time and from time to time, in their sole and absolute discretion, loan to the Company more than the above stated percentage of Eligible Accounts and/or more than the above stated percentage of the value of Eligible Inventory, without notice to the Company; provided, however, that no such over-advance shall establish a custom or course of dealing or entitle the Company to any subsequent over-advance under the same or different circumstances.”

            3.         The definition of “Pro Rata Share” set forth in Section 1.01 of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

            “Pro Rata Share shall mean for the item at issue, with respect to each Lender, a percentage, the numerator of which is the portion of such item owned or held by such Lender and the denominator of which is the total amount of such item owned or held by all of the Lenders.  For example, (a) if the amount of the Revolving Credit Commitment of a Lender is $1,000,000.00 and the total amount of the Revolving Credit Commitments of all of the Lenders is $5,000,000.00, such Lender's Pro Rata Share of the Revolving Credit Commitments would be Twenty Percent (20%) and (b) if the original principal amount of a Loan is $5,000,000.00 and the portion of such Loan made by one Lender is $500,000.00, such Lender's Pro Rata Share of such Loan would be Ten Percent (10%). As of February 10, 2006, the Pro Rata Shares of the Lenders with respect to the Revolving Credit Commitments, the Revolving Credit Loans, the Term Loan Commitments and the Term Loan are as follows: (a) U.S. Bank – Sixty-Six and Two-Thirds Percent (66-2/3%); and (b) National City Bank of Pennsylvania – Thirty-Three and One-Third Percent (33-/13%).”

            4.         The definition of “Revolving Credit Commitment” set forth in Section 1.01 of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

            “Revolving Credit Commitment shall mean, subject to any reduction of the Revolving Credit Commitments pursuant to Section 2.01(e) and to any assignments of the Revolving Credit Commitments by the Lenders to the extent permitted by Section 8.12: (a) with respect to U.S. Bank - $20,000,000.00; and (b) with respect to National City Bank of Pennsylvania - $10,000,000.00.”

            5.         Section 8.13 of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

            “8.13    NO ORAL AGREEMENTS; ENTIRE AGREEMENT. This notice is provided pursuant to Section 432.047 R.S.Mo. As used herein, “borrower(s)” means the Borrowers, “creditor” means the Lenders and the Agent and “this writing” means this Agreement and the other Transaction Documents. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings (oral or written) relating to the subject matter hereof.”

            6.         Exhibit A to the Loan Agreement is hereby deleted in its entirety and the Exhibit A attached to this Amendment is hereby substituted in lieu thereof.

            7.         Exhibit B to the Loan Agreement is hereby deleted in its entirety and the Exhibit B attached to this Amendment is hereby substituted in lieu thereof.

            8.         The Borrowers hereby jointly and severally agree to reimburse the Agent upon demand for all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred by the Agent in the preparation, negotiation and/or execution of this Amendment and any and all other agreements, documents, instruments and/or certificates relating to the amendment of the Borrowers' existing credit facilities from the Lenders. All of the obligations of the Borrowers under this paragraph shall survive the payment of the Borrower's Obligations owed by each Borrower and the termination of the Loan Agreement.

            9.         All references in the Loan Agreement to "this Agreement" and any other references of similar import shall henceforth mean the Loan Agreement as amended by this Amendment and as the same may from time to time be further amended, modified, extended, renewed or restated. All references in the other Transaction Documents to the Loan Agreement and any other references of similar import shall henceforth mean the Loan Agreement as amended by this Amendment and as the same may from time to time be further amended, modified, extended, renewed or restated. Except to the extent specifically amended by this Amendment, all of the terms, provisions, conditions, covenants, representations and warranties contained in the Loan Agreement shall be and remain in full force and effect and the same are hereby ratified and confirmed.

            10.       This Amendment shall be binding upon and inure to the benefit of the Borrowers, the Lenders and the Agent and their respective successors and assigns, except that neither Borrower may assign, transfer or delegate any of its rights or obligations under the Loan Agreement as amended by this Amendment.

            11.       Each Borrower hereby represents and warrants to the Agent and each Lender that:

            (a)        the execution, delivery and performance by such Borrower of this Amendment are within the corporate powers of such Borrower, have been duly authorized by all necessary corporate action on the part of such Borrower and require no consent of, action by or in respect of, or filing, recording or registration with, any governmental or regulatory body, instrumentality, authority, agency or official or any other Person;

            (b)        the execution, delivery and performance by the Company of the Revolving Credit Notes are within the corporate powers of the Company, have been duly authorized by all necessary corporate action on the part of the Company and require no consent of, action by or in respect of, or filing, recording or registration with, any governmental or regulatory body, instrumentality, authority, agency or official or any other Person;

            (c)        the execution, delivery and performance by such Borrower of this Amendment do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, the terms of the Certificate or Articles of Incorporation or By-Laws of such Borrower, any applicable law, rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory body, instrumentality, authority, agency or official or any agreement, document or instrument to which such Borrower is a party or by which such Borrower or any of its Property or assets is bound or to which such Borrower or any of its Property or assets is subject;

            (d)        the execution, delivery and performance by the Company of this Amendment do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, the terms of the Certificate of Incorporation or By-Laws of the Company, any applicable law, rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory body, instrumentality, authority, agency or official or any agreement, document or instrument to which the Company is a party or by which the Company or any of its Property or assets is bound or to which the Company or any of its Property or assets is subject;

            (e)        this Amendment has been duly executed and delivered by such Borrower and constitutes the legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms;

            (f)         the Revolving Credit Notes have been duly executed and delivered by the Company and constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms;

            (g)        all of the representations and warranties made by such Borrower and/or any other Obligor in the Loan Agreement and/or in any other Transaction Document are true and correct in all material respects on and as of the date of this Amendment as if made on and as of the date of this Amendment; and

            (h)        as of the date of this Amendment and after giving effect to this Amendment, no Default or Event of Default under or within the meaning of the Loan Agreement has occurred and is continuing.

            12.       In the event of any inconsistency or conflict between this Amendment and the Loan Agreement, the terms, provisions and conditions contained in this Amendment shall govern and control.

            13.       This Amendment shall be governed by and construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).

            14.       This notice is provided pursuant to Section 432.047 R.S.Mo. As used herein, “borrower(s)” means the Borrowers, “creditor” means the Lenders and the Agent and “this writing” means the Loan Agreement as amended by this Amendment and the other Transaction Documents. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

            15.       This Agreement may be executed in any number of counterparts (including facsimile counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            16.       Notwithstanding any provision contained in this Amendment to the contrary, this Amendment shall not be effective unless and until the Agent shall have received:

            (a)        this Amendment, duly executed by each Borrower, each Lender and the Agent;

(b)        the Revolving Credit Notes, each duly executed by the Company;

            (c)        a consent of guarantors with respect to the Revolving Credit Guaranty (which must be in form and substance satisfactory to the Agent and each Lender), duly executed by each of LaBarge Electronics, LaBarge – OCS, LaBarge Properties, LaBarge/STC and Pinnacle POS;

            (d)        a consent of guarantors with respect to the Term Loan Guaranty (which must be in form and substance satisfactory to the Agent and each Lender), duly executed by each of the Company, LaBarge – OCS, LaBarge Properties, LaBarge/STC and Pinnacle POS.

            (e)        a copy of resolutions of the Board of Directors of the Company, duly adopted, which authorize the execution, delivery and performance of this Amendment and the Revolving Credit Notes;

            (f)         a copy of resolutions of the Board of Directors of LaBarge Electronics, duly adopted, which authorize the execution, delivery and performance of this Amendment;

            (g)        an incumbency certificate, executed by the Secretary of the Company, which shall identify by name and title and bear the signatures of all of the officers of the Company executing this Amendment and/or any of the Revolving Credit Notes;

            (h)        an incumbency certificate, executed by the Secretary of LaBarge Electronics, which shall identify by name and title and bear the signatures of all of the officers of LaBarge Electronics executing this Amendment; and

            (i)         certificates of corporate good standing of each of the Company, LaBarge Electronics, LaBarge – OCS, LaBarge Properties, LaBarge/STC and Pinnacle POS issued by the Secretary of State of the state of its incorporation.

            IN WITNESS WHEREOF, the Borrowers, the Lenders and the Agent have executed this Third Amendment to Loan Agreement as of the 10th day of February, 2006.

LABARGE, INC.

By: /s/Donald H. Nonnenkamp
Name: Donald H. Nonnenkamp
Title: Vice President & CFO

LABARGE ELECTRONICS, INC.

By: /s/Donald H. Nonnenkamp
Name: Donald H. Nonnenkamp
Title: Vice President & CFO

U. S. BANK NATIONAL ASSOCIATION

By: /s/Thomas S. Sherman
Name: Thomas S. Sherman
Title: Senior Vice President

NATIONAL CITY BANK OF PENNSYLVANIA

By: /s/Charles P. Bugajski
Name: Charles P. Bugajski
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as Agent

By: /s/Thomas S. Sherman
Name: Thomas S. Sherman
Title: Senior Vice President

EXHIBIT A

Borrowing Base Certificate

            This Borrowing Base Certificate is delivered pursuant to Section 2.01(b) of that certain Loan Agreement dated as of February 17, 2004, by and among LaBarge, Inc., a Delaware corporation (the “Company”), LaBarge Electronics, Inc., a Missouri corporation (“LaBarge Electronics”), the Lenders from time to time party thereto (collectively, the “Lenders”) and U.S. Bank National Association, as agent for the Lenders (in such capacity, the “Agent”), as amended by that certain First Amendment to Loan Agreement dated as of April 16, 2004, that certain Second Amendment to Loan Agreement dated as of August 18, 2005, and that certain Third Amendment to Loan Agreement dated as of February                    , 2006, and as the same may from time to time be further amended, modified, extended, renewed or restated (the "Loan Agreement"). All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Loan Agreement.

            The Company hereby represents and warrants to the Agent and each Lender that the following information is true, correct and complete as of                       , 20          :

1.        Total Accounts of the Company                                                                              $

2.         Ineligible Accounts of the Company:

            (a)       Over 90 Days from Invoice Date                                          $

            (b)       25% Cross-Aging                                                                 $

            (c)        Affiliate Accounts                                                                    $

            (d)        Foreign Accounts                                                                    $

            (e)        Government Accounts                                                            $

            (f)         Contra Accounts (Net)                                                            $

            (g)        Other                                                                                       $

            (h)        Total Ineligible Accounts [Sum of Items 2(a) through

                        2(g)]                                                                                         $

3.         Eligible Accounts of the Company [Sum of Item 1 minus Item 2(h)]                         $

4.         85% of face amount of Eligible Accounts of the Company                                        $

5.         Total Accounts of LaBarge Electronics                                                                      $

6.         Ineligible Accounts of LaBarge Electronics:

            (a)        Over 90 Days from Invoice Date                                            $

            (b)        25% Cross-Aging                                                                    $

            (c)        Affiliate Accounts                                                                    $

            (d)        Foreign Accounts                                                                    $

            (e)        Government Accounts                                                            $

            (f)         Contra Accounts (Net)                                                            $

            (g)        Other                                                                                       $

            (h)        Total Ineligible Accounts [Sum of Items 6(a) through

                        6(g)]                                                                                         $

7.         Eligible Accounts of LaBarge Electronics [Sum of Item 5 minus

            Item 6(h)]                                                                                                                     $

8.         85% of face amount of Eligible Accounts of LaBarge Electronics                             $

9.         Total Accounts of LaBarge/STC                                                                                 $

10.       Ineligible Accounts of LaBarge/STC:

            (a)        Over 90 Days from Invoice Date                                            $

            (b)        25% Cross-Aging                                                                    $

            (c)        Affiliate Accounts                                                                    $

            (d)        Foreign Accounts                                                                    $

            (e)        Government Accounts                                                            $

            (f)         Contra Accounts (Net)                                                            $

            (g)        Other                                                                                       $

            (h)        Total Ineligible Accounts [Sum of Items 10(a) through

                        10(g)]                                                                                       $

11.       Eligible Accounts of LaBarge/STC [Sum of Item 9 minus

            Item 10(h)]                                                                                                                   $

12.       85% of face amount of Eligible Accounts of LaBarge/STC                                        $

13.       Eligible Accounts Subtotal [Item 4 plus Item 8 plus Item 12]                          $

14.       Total Inventory of the Company, valued at the lower of cost or

            market in accordance with GAAP                                                                               $

15.       Ineligible Inventory of the Company, valued at the lower of cost or market in accordance with GAAP

            (a)        Obsolete Inventory                                                                  $

            (b)        Other                                                                                       $

            (c)        Total Ineligible Inventory [Sum of Items 15(a) and 15(b)]       $

16.       Eligible Inventory of the Company [Item 14 minus Item 15(c)]                                   $

17.       35% of Eligible Inventory of the Company, valued at the lower of

            cost or market in accordance with GAAP                                                                  $

18.       Total Inventory of LaBarge Electronics, valued at the lower of cost or

            market in accordance with GAAP                                                                               $

19.       Ineligible Inventory of LaBarge/Electronics, valued at the lower of cost or market in accordance with GAAP

            (a)        Obsolete Inventory                                                                  $

            (b)        Other                                                                                       $

            (c)        Total Ineligible Inventory [Sum of Items 19(a) and 19(b)]       $

20.       Eligible Inventory of LaBarge/Electronics [Item 18 minus

            Item 19(c)]                                                                                                                   $

21        35% of Eligible Inventory of LaBarge/Electronics, valued at the

            lower of cost or market in accordance with GAAP                                                     $

22.       Total Inventory of LaBarge/STC, valued at the lower of cost or

            market in accordance with GAAP                                                                               $

23.       Ineligible Inventory of LaBarge/STC, valued at the lower of cost or market in accordance with GAAP

            (a)        Obsolete Inventory                                                                  $

            (b)        Other                                                                                       $

            (c)        Total Ineligible Inventory [Sum of Items 23(a) and 23(b)]       $

24.       Eligible Inventory of LaBarge/STC [Item 22 minus Item 23(c)]                                  $

25.       35% of Eligible Inventory of LaBarge/STC, valued at the

            lower of cost or market in accordance with GAAP                                                     $

26.       Eligible Inventory Subtotal [Item 17 plus Item 21 plus Item 25]                                  $

27.       Borrowing Base [Sum of (a) Item 13 plus (b) Item 26; provided,

            however, that in no event may the portion of the Borrowing Base comprised of Item 26 exceed Fifty Percent (50%) of the total

            Borrowing Base (for example, if (before giving effect to this proviso)

            the portion of the Borrowing Base comprised of Item 13 was

            $10,000,000.00 and the portion of the Borrowing Base comprised of

            Item 26 was $15,000,000.0, the total Borrowing Base (after giving effect to this proviso) would be $22,500,000.00 ($10,000,000.00 +

            $12,500,000.00)]                                                                                                         $

28.       Aggregate Amount of Revolving Credit Commitments                                              $

29.       Company’s Maximum Revolving Credit Availability

            [Lesser of Item 27 or Item 28]                                                                         $

30.       Aggregate principal amount of outstanding Revolving Credit Loans              $

31.       Aggregate undrawn face amount of outstanding Letters of

            Credit plus all unreimbursed drawings with respect thereto                                      $

32.       Unused Availability [Item 29 minus Item 30 minus Item 31]

            [Negative amount requires mandatory repayment]                                                    $

33.       Backlog of unshipped orders of the Company                                                           $

34.       Backlog of unshipped orders of LaBarge Electronics                                                $

35.       Backlog of unshipped orders of LaBarge/STC                                                           $

            If Item 32 above is negative, this Certificate is accompanied by the mandatory repayment required by Section 2.01(c) of the Loan Agreement.

            This Borrowing Base Certificate is dated as of the              day of _______________, 20           .

                                                                                    LABARGE, INC.

                                                                                    By

                                                                                    Name:

                                                                                    Title:

EXHIBIT B

REVOLVING CREDIT NOTE

$____________                                                                                                                St. Louis, Missouri

                                                                                                                                                            , 20

            FOR VALUE RECEIVED, on the last day of the Revolving Credit Period, the undersigned, LABARGE, INC., a Delaware corporation (the “Company“), hereby promises to pay to the order of                                                                                ("Lender"), the principal sum of                                                           Dollars ($                   ), or such lesser sum as may then constitute the aggregate unpaid principal amount of all Revolving Credit Loans made by Lender to the Company pursuant to the Loan Agreement. The aggregate principal amount of Revolving Credit Loans which Lender shall be committed to have outstanding under this Note at any one time shall not exceed                                                                  Dollars ($                   ), which amount may be borrowed, paid, reborrowed and repaid, in whole or in part, subject to the terms and conditions of this Note and of the Loan Agreement. The Company further promises to pay to the order of Lender interest on the aggregate unpaid principal amount of such Revolving Credit Loans on the dates and at the rate or rates provided for in the Loan Agreement.

            All such payments of principal and interest shall be made in lawful currency of the United States in Federal or other immediately available funds at the office of U.S. Bank National Association located at 721 Locust Street, First Floor, Bank Lobby, St. Louis, Missouri 63101, or such other place as the Agent may from time to time designate in writing. The amount of interest accruing under this Note shall be computed on an actual day, 360-day year basis.

            The Company shall have the right to make prepayments on this Note upon the terms and subject to the conditions contained in the Loan Agreement.

            Lender shall record in its books and records the date and amount of each Revolving Credit Loan made by it to the Company and the date and amount of each payment of principal and/or interest made by the Company with respect thereto; provided, however, that the obligation of the Company to repay each Revolving Credit Loan made by Lender to the Company under this Note shall be absolute and unconditional, notwithstanding any failure of Lender to make any such recordation or any mistake by Lender in connection with any such recordation. The books and records of Lender showing the account between Lender and the Company shall be prima facie evidence of the items set forth therein.

            This Note is one of the Revolving Credit Notes referred to in, and is subject to, that certain Loan Agreement dated as of February 17, 2004, by and among the Company, LaBarge Electronics, Inc., the Lenders from time to time party thereto and U.S. Bank National Association, as agent for the Lenders,as amended by that certain First Amendment to Loan Agreement dated as of April 16, 2004, that certain Second Amendment to Loan Agreement dated as of August 18, 2005, and that certain Third Amendment to Loan Agreement dated as of February            , 2006, and as the same may from time to time be further amended, modified, extended, renewed or restated (the "Loan Agreement"; all capitalized terms used and not otherwise defined in this Note shall have the respective meanings ascribed to them in the Loan Agreement). The Loan Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the occurrence of certain stated events and also for prepayments on account of principal of this Note and interest on this Note prior to the maturity of this Note upon the terms and conditions specified therein.

            This Note is secured by, among other things, the Company Patent, Trademark and License Security Agreement, the Company Security Agreement and the Company Stock Pledge Agreement, to which Company Patent, Trademark and License Security Agreement, Company Security Agreement and Company Stock Pledge Agreement reference is hereby made for a description of the security and a statement of the terms and conditions upon which this Note is secured.

            Upon the occurrence of any Event of Default under the Loan Agreement, Lender's obligation to make additional Revolving Credit Loans under this Note may be terminated in the manner and with the effect as provided in the Loan Agreement and the entire outstanding principal balance of this Note and all accrued and unpaid interest thereon may be declared to be immediately due and payable in the manner and with the effect as provided in the Loan Agreement.

            In the event that any payment due under this Note shall not be paid when due, whether by reason of maturity, acceleration or otherwise, and this Note is placed in the hands of an attorney or attorneys for collection or for foreclosure of the Company Patent, Trademark and License Security Agreement, the Company Security Agreement and/or the Company Stock Pledge Agreement, or if this Note is placed in the hands of an attorney or attorneys for representation of Lender in connection with bankruptcy or insolvency proceedings relating to or affecting this Note, the Company hereby promises to pay to the order of Lender, in addition to all other amounts otherwise due on or under this Note, the costs and expenses of such collection, foreclosure and representation, including, without limitation, reasonable attorneys' fees and expenses (whether or not litigation shall be commenced in aid thereof). The Company hereby waives presentment for payment, demand, protest, notice of protest and notice of dishonor.

            This Note shall be governed by and construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).

            [This Note is an amendment, restatement and continuation of, and not a novation of, that certain Revolving Credit Note of the Company dated                 , 20      , and payable to the order of Lender in the maximum principal amount of up to $                    . ]

                                                                                    LABARGE, INC.

                                                                                    By

                                                                                    Name:                                                                                                                                                             Title:

CONSENT OF GUARANTORS

            Each of the undersigned hereby consents to the terms, provisions and conditions contained in (a) that certain Third Amendment to Loan Agreement dated as of February 10, 2006, by and among (i) LaBarge, Inc., a Delaware corporation (the “Company”) and LaBarge Electronics, Inc., a Missouri corporation (“LaBarge Electronics”) (individually, a “Borrower” and collectively, the “Borrowers”), (ii) U.S. Bank National Association and National City Bank of Pennsylvania (individually, a “Lender” and collectively, the “Lenders”) and (iii) U.S. Bank National Association, as agent for the Lenders (in such capacity, the “Agent”) (the "Third Amendment to Loan Agreement"), (b) that certain Revolving Credit Note of the Company dated February 10, 2006, and payable to the order of U.S. Bank National Association in the maximum principal amount of up to $20,000,000.00 (the “Restated U.S. Bank Revolving Credit Note”) and (c) that certain Revolving Credit Note of the Company dated February 10, 2006, and payable to the order of National City Bank of Pennsylvania in the maximum principal amount of up to $10,000,000.00 (the “Restated National City Bank Revolving Credit Note”). Each of the undersigned hereby acknowledges and agrees that (a) the execution and delivery of the Third Amendment to Loan Agreement, the Restated U.S. Bank Revolving Credit Note and the Restated National City Bank Revolving Credit Note by the Borrowers to the Agent and the Lenders will not adversely affect or impair any of its obligations to the Agent and/or any Lender under that certain Guaranty dated as of February 17, 2004, and executed by the undersigned in favor of the Agent and the Lenders with respect to the indebtedness of the Company to the Agent and the Lenders (the "Revolving Credit Guaranty"), (b) payment of all of the "Borrower's Obligations" (as defined in that certain Loan Agreement dated as of February 17, 2004, by and among the Borrowers, the Lenders and the Agent, as amended by that certain First Amendment to Loan Agreement dated as of April 16, 2004, that certain Second Amendment to Loan Agreement dated as of August 18, 2005, and the Third Amendment to Loan Agreement and as the same may from time to time be further amended, modified, extended, renewed or restated) owed by the Company (including, without limitation, payment of all of the present and future indebtedness (principal, interest, fees, collection costs and expenses and other amounts), liabilities and obligations of the Company to U.S. Bank National Association evidenced by or arising under or in respect of the Restated U.S. Bank Revolving Credit Note and payment of all of the present and future indebtedness (principal, interest, fees, collection costs and expenses and other amounts), liabilities and obligations of the Company to National City Bank of Pennsylvania evidenced by or arising under or in respect of the Restated National City Bank Revolving Credit Note) is guaranteed to the Agent and the Lenders by such undersigned pursuant to the terms of the Revolving Credit Guaranty and (c) the Revolving Credit Guaranty is in full force and effect on the date hereof and the same is hereby ratified and confirmed.

            Executed as of the 10th day of February, 2006.

LABARGE ELECTRONICS, INC., Guarantor

By: /s/Craig E. LaBarge
Name: Craig E. LaBarge
Title: Chief Executive Officer & President

LABARGE/STC, INC., Guarantor

By: /s/Craig E. LaBarge
Name: Craig E. LaBarge
Title: President

LABARGE – OCS, INC., Guarantor

By: /s/Craig E. LaBarge
Name: Craig E. LaBarge
Title: President

LABARGE PROPERTIES, INC., Guarantor

By: /s/Craig E. LaBarge
Name: Craig E. LaBarge
Title: President

PINNACLE POS, LLC, Guarantor

By: /s/Craig E. LaBarge
Name: Craig E. LaBarge
Title: President

CONSENT OF GUARANTORS

            Each of the undersigned hereby consents to the terms, provisions and conditions contained in (a) that certain Third Amendment to Loan Agreement dated as of February 10, 2006, by and among (i) LaBarge, Inc., a Delaware corporation (the “Company”) and LaBarge Electronics, Inc., a Missouri corporation (“LaBarge Electronics”) (individually, a “Borrower” and collectively, the “Borrowers”), (ii) U.S. Bank National Association and National City Bank of Pennsylvania (individually, a “Lender” and collectively, the “Lenders”) and (iii) U.S. Bank National Association, as agent for the Lenders (in such capacity, the “Agent”) (the "Third Amendment to Loan Agreement"), (b) that certain Revolving Credit Note of the Company dated February 10, 2006, and payable to the order of U.S. Bank National Association in the maximum principal amount of up to $20,000,000.00 (the “Restated U.S. Bank Revolving Credit Note”) and (c) that certain Revolving Credit Note of the Company dated February 10, 2006, and payable to the order of National City Bank of Pennsylvania in the maximum principal amount of up to $10,000,000.00 (the “Restated National City Bank Revolving Credit Note”). Each of the undersigned hereby acknowledges and agrees that (a) the execution and delivery of the Third Amendment to Loan Agreement, the Restated U.S. Bank Revolving Credit Note and the Restated National City Bank Revolving Credit Note by the Borrowers to the Agent and the Lenders will not adversely affect or impair any of its obligations to the Agent and/or any Lender under that certain Guaranty dated as of February 17, 2004, and executed by the undersigned in favor of the Agent and the Lenders with respect to the indebtedness of LaBarge Electronics to the Agent and the Lenders (the "Term Loan Guaranty"), (b) payment of all of the "Borrower's Obligations" (as defined in that certain Loan Agreement dated as of February 17, 2004, by and among the Borrowers, the Lenders and the Agent, as amended by that certain First Amendment to Loan Agreement dated as of April 16, 2004, that certain Second Amendment to Loan Agreement dated as of August 18, 2005, and the Third Amendment to Loan Agreement and as the same may from time to time be further amended, modified, extended, renewed or restated) owed by LaBarge Electronics is guaranteed to the Agent and the Lenders by such undersigned pursuant to the terms of the Term Loan Guaranty and (c) the Term Loan Guaranty is in full force and effect on the date hereof and the same is hereby ratified and confirmed.

            Executed as of the 10th day of February, 2006.

LABARGE, INC., Guarantor

By: /s/Craig E. LaBarge
Name: Craig E. LaBarge
Title: Chief Executive Officer & President

LABARGE/STC, INC., Guarantor

By: /s/Craig E. LaBarge
Name: Craig E. LaBarge
Title: President

LABARGE – OCS, INC., Guarantor

By: /s/Craig E. LaBarge
Name: Craig E. LaBarge
Title: President

LABARGE PROPERTIES, INC., Guarantor

By: /s/Craig E. LaBarge
Name: Craig E. LaBarge
Title: President

PINNACLE POS, LLC, Guarantor

By: /s/Craig E. LaBarge
Name: Craig E. LaBarge
Title: President